EXHIBIT J
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "The Baupost Fund Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information and to the use of our report dated December 13, 2000 with respect to the financial statements and financial highlights of The Baupost Fund, in Post-Effective Amendment Number 13 to the Registration Statement (Form N-1A No. 33-35851) and the related Prospectus and Statement of Additional Information of The Baupost Fund dated February 28, 2001.



                                                        /s/ ERNST & YOUNG LLP

Boston, Massachusetts
February 23, 2001